Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         VOLT INFORMATION SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           NEW YORK                                              13-5658129
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

    1221 AVENUE OF THE AMERICAS
        NEW YORK, NEW YORK                                       10020-1579
(Address of Principal Executive Offices)                         (Zip Code)


                      1995 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                            HOWARD B. WEINREICH, ESQ.
                         VOLT INFORMATION SCIENCES, INC.
                           1221 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10020-1579
                     (Name and address of agent for service)

                                 (212) 704-2400
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                             RICHARD A. RUBIN, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                                 (212) 704-6187

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                             Amount to be     Proposed maximum     Proposed maximum      Amount of
Title of securities          registered(1)    offering             aggregate             registration fee
to be registered                              price per share      offering price
---------------------------------------------------------------------------------------------------------
Common Stock, par              446,250           $ 27.125(2)        $12,104,531(2)        $4,173.98
value $.10 per share            31,600           $ 38.125(2)        $  1,204,750(2        $  415.43
                               322,150           $ 42.50 (3)        $ 13,691,375(3)       $4,721.16
---------------------------------------------------------------------------------------------------------
                                                                    $27,000,656           $9,310.57
---------------------------------------------------------------------------------------------------------

(1) In addition, in accordance with Rule 416 under the Securities Act of 1933, this registration statement also covers such indeterminate number of shares as may become subject to options under the Volt Information Sciences, Inc. 1995 Non-Qualified Stock Option Plan as a result of the anti-dilution adjustment provisions therein.

(2) Based, pursuant to Rule 457(h), on the exercise price of outstanding options.

(3) Calculated pursuant to Rule 457(h) using the high and low sales prices of the Company's Common Stock as reported on the Nasdaq Stock Market's National Market System on September 30, 1996 with respect to shares subject to the Plan but not subject to presently outstanding options.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 1-0932) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference: the Company's (a) Annual Report on Form 10-K for the fiscal year ended November 3, 1995, as amended on Form 10-K/A filed February 29, 1996, (b) the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 2, 1996, May 3, 1996 and August 2, 1996, (c) Current Report on Form 8-K (date of earliest event reported) dated January 29, 1996 as amended on Form 8-K/A dated January 29, 1996 and (d) description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 7, 1986 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

           All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The New York Business Corporation Law ("NYBCL") generally permits a corporation to grant other rights to indemnification through its certificate of incorporation or by-laws, or by resolution of shareholders or directors or by agreement to corporate officers and directors except in instances where a judgment or other final adjudication adverse to the officer or director establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) the officer or director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

           The Company's Certificate of Incorporation, as amended, permits the Company to indemnify any officer, director or other person to the fullest extent from time to time permitted by law, and provides that, to the extent consistent therewith, the Company shall indemnify any officer, director or other person to the fullest extent required by or pursuant to any present or future by-law of the Company, agreement approved by the Board of Directors, or resolution of shareholders or directors.

           In general, the Company's By-Laws provide that the Company shall indemnify each corporate officer and director (as well as any person serving another entity, trust or employee benefit plan in any capacity at the Company's request) against judgments, fines, amounts paid in settlement and reasonable expenses incurred in connection with any action (including civil, criminal, investigative and actions by or in the right of the Company or other entity, trust or employee benefit plan) to which the person seeking indemnification is made or threatened to be made a party by virtue of serving in any of those capacities, except in instances where the NYBCL prohibits indemnification. In addition to third party claims, the By-Law provision covers actions by or in the right of the Company (commonly called derivative actions), amounts paid in settlement and unsuccessful defenses of derivative actions, which are not specifically permitted by the NYBCL.

           In addition, the Company's Certificate of Incorporation provides that directors shall not be liable to the Company or its shareholders for damages for any breach of duty as a director, except for liability a director may have if a judgment or other final adjudication adverse to the director establishes that:
(i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated NYBCL Section 719 (which imposes liability on transactions when contrary to NYBCL provisions). This provision also provides that if the Company may by law be permitted to further eliminate or limit the personal liability of directors, then the liability of a director shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law.

           As permitted by New York law, the Company maintains certain insurance covering the Company's obligation to indemnify directors and officers and also covering director and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the Company.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

Exhibit
 Number               Description
 ------               -----------

**4.1             Certificate of Incorporation of the Company, as amended.

**4.2             Bylaws of the Company, as amended.

*5.1              Opinion of Parker Chapin Flattau & Klimpl, LLP

*15.1             Letter re unaudited interim financial information.

*23.1             Consent of Ernst & Young LLP

*23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)

*24.1             Power of Attorney (see Page II-5 of this Registration
                  Statement).

*99.1             1995  Volt  Information  Sciences,  Inc.  Non-Qualified  Stock
                  Option Plan.

-----------------------
*          Filed herewith.

** Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 1988 (File No. 1-0932).

ITEM 9.    UNDERTAKINGS

           (A)        The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 30th day of September, 1996.

                                          VOLT INFORMATION SCIENCES, INC.

                                          By: /s/William Shaw
                                             ----------------------------
                                          William Shaw, Chairman of the Board,
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Irwin B. Robins, James J. Groberg and Jack Egan and each of them with power of substitution, as his or her attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                    Title                               Date

/s/William Shaw               Chairman of the Board, President     September 30, 1996
-------------------------     and Chief Executive and Directors
William Shaw


/s/James J. Groberg           Senior Vice President                September 30, 1996
-------------------------     (Principal Financial Officer)
James J. Groberg              and Director


/s/Jack Egan                  Vice President, Corporate            September 30, 1996
-------------------------     Accounting (Principal Accounting
Jack Egan                     Officer)


/s/Jerome Shaw                Director                             September 30, 1996
-------------------------
Jerome Shaw


/s/Irwin B. Robins            Director                             September 30, 1996
-------------------------
Irwin B. Robins


-------------------------     Director                             September   , 1996
Mark N. Kaplan



                              Director                             September   , 1996
-------------------------
John R. Torrell, III


                                  EXHIBIT INDEX

Exhibit
 Number               Description
 ------               -----------

**4.1             Certificate of Incorporation of the Company, as amended.

**4.2             Bylaws of the Company, as amended.

*5.1              Opinion of Parker Chapin Flattau & Klimpl, LLP

*15.1             Letter re unaudited interim financial information.

*23.1             Consent of Ernst & Young LLP

*23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)

*24.1             Power  of  Attorney  (see  Page  II-5  of  this   Registration
                  Statement).

*99.1             1995  Volt  Information  Sciences,  Inc.  Non-Qualified  Stock
                  Option Plan.

--------------------
*          Filed herewith.

** Incorporated by reference to the similarly numbered exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 1988 (File No. 1-0932).